PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-271125

2,142,858 Shares of Common Stock
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This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus of up to 2,142,858 shares of our common stock, consisting of (i) 125,000 shares of outstanding common stock (ii), 946,429 shares of our common stock issuable upon the exercise of pre-funded warrants, and (iii) 1,071,429 shares of our common stock issuable upon the exercise of common warrants. The pre-funded warrants and the common warrants were issued to the selling stockholder in a private placement transaction that closed on March 20, 2023.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholder. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash.

The selling stockholder or its transferees, pledgees, assignees, or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 14 for more information about how the selling stockholder may sell or dispose of the shares of common stock.

Our common stock is traded on the Nasdaq Capital Market under the symbol “THMO.” On April 3, 2023, the closing price of one share of our common stock on the Nasdaq Capital Market was $2.57 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on page 6 of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is April 17, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The selling stockholder named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

In this prospectus, we frequently use the terms “we,” “our,” “us,” “our company,” and the “Company” to refer to ThermoGenesis Holdings, Inc.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act”). We have tried, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “predict,” “seek,” “should,” “would,” “could,” “potential,” “ongoing,” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, without limitation:

●	the sufficiency and source of capital required to fund our operations and in furtherance of our business plan;
●	our ability to remain listed on Nasdaq Capital Market and remain in compliance with its listing standards;
●	the global perception of the clinical utility of banked cord blood and the amount of investment in research and development supporting clinical data for additional applications;
●	the success of any collaborative arrangements to commercialize our products;
●	our reliance on significant distributors or end users;
●	the availability and sufficiency of commercial scale manufacturing facilities and reliance on third-party contract manufacturers;
●	risks associated with launching our planned CDMO business;
●	our ability to protect our patents and trademarks in the U.S. and other countries; and
●	uncertainty regarding the impact of the COVID-19 pandemic on our business and operations.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus.

See an additional discussion under “Risk Factors” beginning on page 6 of this prospectus, and other factors detailed from time to time in our other filings with the SEC. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.

Our Business

We develop and commercialize a range of automated technologies for cell-banking, cell-processing, and cell-based therapeutics. Since the 1990’s, we have been a pioneer in, and a leading provider of automated systems that isolate, purify and cryogenically store units of hematopoietic stem and progenitor cells for the cord blood banking industry. The Company was founded in 1986 and is incorporated in the State of Delaware and headquartered in Rancho Cordova, CA.

Medical Device Products for Automated Cell Processing

We provide the AutoXpress® and BioArchive® platforms for automated clinical bio-banking, PXP® platform for point-of-care cell-based therapies and the CAR-TXpress™ platform for large scale cell manufacturing services. All product lines are reporting as a single reporting segment in the financial statements.

Clinical Bio-Banking Applications:

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AXP® II Automated Cell Separation System – an automated, fully closed cell separation system for isolating stem and progenitor cells from umbilical cord blood, registered as a U.S. FDA 510(k) medical device.

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BioArchive® Automated Cryopreservation System – an automated, robotic, liquid nitrogen controlled-rate-freezing and cryogenic storage system for cord blood samples and cell therapeutic products used in clinical applications, registered as a U.S. FDA 510(k) medical device.

Point-of-Care Applications:

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PXP® Point-of-Care System – an automated, fully closed, sterile system allows for the rapid, automated processing of autologous peripheral blood or bone marrow aspirate derived stem cells at the point-of-care, such as surgical centers or clinics, registered as a U.S. FDA 510(k) medical device.

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PXP-LAVARE System – an automated, fully closed system that is designed to wash, re-suspend and volume reduce cell suspensions. It allows for volume manipulation, supernatant or media exchange, and cell washing to occur without comprising cell viabilities and maximizing recoveries, registered as a U.S. FDA 510(k) medical device.

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PXP-1000 System – an automated, fully closed system that provides fast, reproducible separation of multiple cellular components from blood with minimal red blood cell contamination, registered as a U.S. FDA 510(k) medical device.

Large Scale Cell Processing and Biomanufacturing:

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X-Series® Products for general laboratory use: X-Lab® for cell isolation, X-Wash® System for cell washing and reformulation, X-Mini® for high efficiency small scale cell purification, and X-BACS® System under development for large scale cell purification using our proprietary Buoyancy-Activated Cell Sorting (“BACS”) technology.

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CAR-TXpress™ Platform for Clinical Manufacturing – a modular designed, functionally closed manufacturing platform that addresses the critical unmet need for large scale cellular processing and chemistry, manufacturing and controls (“CMC”) needs for manufacturing cellular therapies, including CAR-T cell therapies.

Contract Development and Manufacturing Services for Cell and Cell-Based Gene Therapies

The Company plans to expand its business to include contract development and manufacturing services for cell and cell-based gene therapies. The Company is in the process building out the capabilities to become a world-class contract development and manufacturing organization (“CDMO”) for cell and cell-based gene therapies by partnering with Boyalife Genomics Tianjin Ltd., a China-based CDMO organization (“Boyalife Genomics”), to in-license certain know-how and other intellectual property from Boyalife Genomics. The Company is rolling out a new facility in the Sacramento metro area, containing a total of 12 class-7, ReadyStart cGMP Suites available for lease by early-stage life science and cell gene therapy companies. The ReadyStart Suites are located in a 35,500+ square foot cGMP facility that will meet the highest scientific, quality, and regulatory requirements. As of the date of this prospectus, the facility is expected to be available for customers in the second or third quarter of 2023. We intend to leverage our existing technology and combine it with the in-licensed technologies to develop a proprietary manufacturing platform for cell manufacturing activities.

We plan to develop and operate our planned CDMO business through a division named TG BiosynthesisTM. It is anticipated that TG Biosynthesis will provide high-quality development and manufacturing capabilities, cell and tissue processing development, quality systems, regulatory compliance, and other cell manufacturing solutions for clients with therapeutic candidates in various stages of development.

We believe that CDMO cell manufacturing services are becoming increasingly important for cell therapies to make their way through clinical trials. One of the major issues with moving cell therapy products from “bench to bedside” has been manufacturing bottlenecks. The heterogeneous nature of cell therapy products has introduced manufacturing complexity and regulatory concerns, as well as scale-up complexities that are not present within traditional pharmaceutical manufacturing. Additionally, establishing a manufacturing facility for cell therapies requires specific expertise and significant capital which can delay clinical trials. These factors often result in a significant number of cell therapy-based companies seeking CDMOs for their cell manufacturing needs. We believe that it can leverage its current proprietary automated and semi-automated cell processing technologies to more effectively develop CDMO capabilities.

In furtherance of our planned CDMO business, on March 24, 2022, we entered into a License and Technology Access Agreement with Boyalife Genomics (the “Boyalife License Agreement”). Boyalife Genomics is an affiliate of our Chairman and CEO, Dr. Chris Xu, and is a Tianjin, China-based cell manufacturing organization that has developed substantial manufacturing technology relating to cell manufacturing services. Under the terms of the Boyalife License Agreement, Boyalife Genomics granted the Company and its subsidiaries and affiliates a perpetual exclusive license in the United States to use Boyalife Genomics’ existing and future know-how and U.S. patents rights (if any) relating to cell manufacturing and related processes, including the right to sublicense such know-how and patent rights to our affiliates. Notwithstanding the foregoing exclusivity, Boyalife Genomics retains the right to use (but not license) the licensed intellectual property in the U.S. for its internal use in connection with the provision of products and services to third parties. In consideration of this license, we will, among other things, pay to Boyalife Genomics a running royalty of 7.5% of our annual net sales of products and services that are covered by one of more Boyalife Genomics’ granted U.S. patents and 5.0% of other products and services covered by the licensed intellectual property. The royalty will be payable on each licensed product or service for a period of 10 years from the first commercial sale of the product or service (or if patented, until the expiration of the applicable licensed patents), and the license will be royalty-free thereafter on such licensed product or service. The agreement also grants us a right of first refusal to purchase any cell manufacturing business or operation of Boyalife Genomics upon the same terms as any third-party offer to buy such business or operation.

The successful development and launch of TG Biosynthesis will require us to raise additional capital, acquire various equipment for the planned operations, hire certain personnel needed to launch the operation, and timely complete the build-out of our leased Sacramento facility. There is no assurance that we will be able to successfully obtain such additional capital resources, as such capital may not be available on reasonable terms, or available at all. We will need to hire, train, and retain additional employees who have experience in the cell manufacturing field in order for our CDMO business to be successful.

Corporate Information

We are a Delaware corporation and our corporate headquarters is located at 2711 Citrus Road, Rancho Cordova, California 95742. Our telephone number is (916) 858-5100. Our Internet website address is www.thermogenesis.com. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

Private Placement Transaction

On March 15, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholder, pursuant to which we issued and sold to the selling stockholder, in a private placement transaction, (i) 125,000 shares (“Shares”) of our common stock, $0.001 par value (“Common Stock”) (ii), 946,429 pre-funded warrants (“Pre-Funded Warrants”) exercisable for 946,429 shares of our common stock, and (iii) 1,071,429 common warrants (“Common Warrants”, and together with the Pre-Funded Warrants, the “Warrants”) exercisable for 1,071,429 shares of our common stock for a purchase price of $2.80 per share of Common Stock and related Common Warrant or $2.7999 per Pre-Funded Warrant and related Common Warrant. Each Pre-Funded Warrant was immediately exercisable for one share of our Common Stock at an exercise price of $0.0001 per share and remains exercisable until exercised in full. Each Common Warrant was immediately exercisable for one share of our Common Stock at an exercise price of $2.65 per share and remains exercisable until five and one-half years following the issuance. The selling stockholder does not have the right to exercise any portion of the Warrants if the selling stockholder, together with her affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the selling stockholder may increase or decrease the Beneficial Ownership Limitation, although any increase will not be effective until the 61st day after a notice of increase is delivered to us and the selling stockholder may not increase the Beneficial Ownership Limitation in excess of 9.99%.

Under the Purchase Agreement, we agreed to register the resale of the Shares, and the shares of Common Stock issuable upon exercise of the Warrants. This prospectus has been filed by us in furtherance of such agreement.

In connection with the private placement transaction, we also entered into a Warrant Amendment Agreement (the “Warrant Amendment Agreement”), dated March 15, 2023, with the selling stockholder, whereby we agreed to amend warrants held by the selling stockholder to purchase up to an aggregate of 158,731 shares of Common Stock that were previously issued in October 2022. These warrants had an exercise price of $6.30 per share and, pursuant to the Warrant Amendment Agreement, have been amended to reduce the exercise price to $2.65 per share effective upon the closing of the private placement.

The Offering

The selling stockholder may offer and sell up to 2,142,858 shares of our Common Stock, which consists of 125,000 shares of Common Stock, 946,429 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, and 1,071,429 shares of Common Stock issuable upon the exercise of the Common Warrants sold to the selling stockholder under the Purchase Agreement.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 30, 2023, and as further updated by our subsequent filings under the Exchange Act. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholder of the shares of Common Stock offered by this prospectus. We will, however, receive proceeds on the exercise by the selling stockholder of the Warrants if the Warrants are exercised for cash. If all of the Warrants issued under the Purchase Agreement are fully exercised, we will receive gross cash proceeds of approximately $2.8 million. We expect to use the proceeds from the exercise of such warrants, if any, for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our charter provides that we may issue up to 350,000,000 shares of common stock, $0.001 par value, up to 100,000,000 shares of Class B common stock, $0.001 par value, and up to 2,000,000 shares of preferred stock, $0.001 par value. As of April 1, 2023, there were 1,535,869 shares of our common stock issued and outstanding and no shares of our Class B common stock or preferred stock issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of our stockholders, except matters that relate only to any outstanding series of preferred stock that the Company may designate in the future. No holder has any cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably, on a share-for-share basis as if all shares of common stock and Class B common stock were of a single class, those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds; provided, however, that any dividends payable in shares of common stock or Class B common stock (or payable in rights to subscribe for or to purchase shares of common stock or Class B common stock) shall be declared and paid at the same rate on each class of common stock, and Class B common stock and any dividends payable in shares of common stock (or payable in rights to subscribe for or to purchase shares of common stock) shall only be paid to holders of common stock and dividends payable in shares of Class B common stock (or rights to subscribe for or to purchase shares of Class B common stock) shall only be paid to holders of Class B common stock.

In the event of liquidation, dissolution or winding up of the Company, holders of common stock will be entitled to share ratably, on a share-for-share basis as if all shares of common stock and Class B common stock were of a single class, in the net assets legally available for distribution to stockholders after the payment of all of the debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Class B Common Stock

Except as otherwise required by law, the holders of Class B common stock shall not be entitled to vote on any matter submitted to a vote of our stockholders.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Class B common stock are entitled to receive ratably, on a share-for-share basis as if all shares of Class B common stock and common stock were of a single class, those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds; provided, however, that any dividends payable in shares of Class B common stock or common stock (or payable in rights to subscribe for or to purchase shares of Class B common stock or common stock) shall be declared and paid at the same rate on each class of Class B common stock and common stock, and any dividends payable in shares of common stock (or payable in rights to subscribe for or to purchase shares of common stock) shall only be paid to holders of common stock and dividends payable in shares of Class B common stock (or rights to subscribe for or to purchase shares of Class B common stock) shall only be paid to holders of Class B common stock.

In the event of liquidation, dissolution or winding up of the Company, holders of Class B common stock will be entitled to share ratably, on a share-for-share basis as if all shares of Class B common stock and common stock were of a single class, in the net assets legally available for distribution to stockholders after the payment of all of the debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of Class B common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Class B common stock.  The rights, preferences, and privileges of the holders of Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

We may, from time to time, issue preferred stock with the rights, preferences and privileges established by the Company’s board of directors.

Warrants

On March 15, 2023, the Company entered into a Securities Purchase Agreement with an accredited investor (the “Investor”) relating to the issuance and sale of, among other things, pre-funded warrants (the “Pre-Funded Warrants”) and common warrants (the “Common Warrants”).

The Common Warrants have an exercise price of $2.65 per share, are exercisable immediately upon issuance and expire five and one-half years following the issuance. The Pre-Funded Warrants are exercisable immediately upon issuance, have an exercise price of $0.0001 per share and expire when exercised in full. Under the terms of the Common Warrants and Pre-Funded Warrants, the Investor may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their warrants.

The warrants and the warrant shares were offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. We agreed to file this registration statement on Form S-3 providing for the resale of the warrant shares by the investors no later than April 5, 2023.

If the Company, at any time while the warrants are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the exercise price of the warrants shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of the warrant shall be proportionately adjusted such that the aggregate exercise price of the warrant shall remain unchanged.

In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or sale of 50% of more of the outstanding shares of Common Stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the same consideration (the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the warrant following such fundamental transaction. The Company shall cause any successor entity in a fundamental transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the warrant in accordance with the provisions of the warrant pursuant to written agreements in form and substance reasonably satisfactory to the holder and approved by the holder (without unreasonable delay) prior to such fundamental transaction and shall, at the option of the holder, deliver to the holder in exchange for the warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of the warrant (without regard to any limitations on the exercise of the warrant) prior to such fundamental transaction, and with an exercise price which applies the exercise price of the warrant to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such fundamental transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the warrant immediately prior to the consummation of such fundamental transaction), and which is reasonably satisfactory in form and substance to the holder.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange, or any other nationally recognized trading system.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and our charter and bylaws contain provisions that could make the following transactions more difficult:

●	acquisition of us by means of a tender offer;
●	acquisition of us by means of a proxy contest or otherwise; or
●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

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Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

●	Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by the board of directors.
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Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

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Board of Directors Vacancies. Under our bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by vote of a majority of the remaining directors. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

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Board of Directors Size. Under our bylaws, the board of directors has the power to set the size of the board. The ability to increase or decrease the size of the board in conjunction with the other provisions above could make it more difficult for a third party to acquire control of the Company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;
●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “THMO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC, 350 Indiana Street, Suite 750, Golden, CO 80401.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time by the selling stockholder of up to 2,142,858 shares of our Common Stock, which consists of 125,000 shares of Common Stock, 946,429 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, and 1,071,429 shares of Common Stock issuable upon the exercise of the Common Warrants sold to the selling stockholder under the Purchase Agreement. See “Prospectus Summary—Private Placement Transaction” for additional information. We are registering the offer and sale by the selling stockholder of the shares of our Common Stock covered by this prospectus to satisfy the contractual registration rights of the selling stockholder under the Purchase Agreement.

We will pay certain expenses of the registration of the shares offered hereby, including the SEC filing fees. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of our Common Stock will be borne by the selling stockholder.

The selling stockholder does not have nor within the past three years has had any material relationship with us or any of our affiliates other than in connection with the following transactions:

(a)         The above-described private placement transaction.

(b)         The separate private placement transaction we entered into with the selling stockholder on October 25, 2022 pursuant to which we issued and sold to the selling stockholder 158,731 common units for a purchase price of $6.30 per common unit, each common unit consisting of one share of Common Stock and one common warrant to purchase one share of Common Stock and 64,286 pre-funded units for a purchase price of $6.26 per pre-funded unit, each pre-funded unit consisting of one pre-funded warrant to purchase one share of Common Stock and one common warrant to purchase one share of Common Stock.

We do not know when or in what amounts the selling stockholder may offer and sell the shares of our Common Stock listed in the table below. The selling stockholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. For purposes of presenting information in the table below, however, we have assumed that the selling stockholder will offer and sell all of the shares of Common Stock covered by this prospectus.

The table below presents information regarding the selling stockholder and the shares of our Common Stock that the selling stockholder may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 1,535,869 shares of Common Stock issued and outstanding as of April 1, 2023. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholder the right to acquire common stock within 60 days of April 1, 2023, except that, for purposes of the table below, we have not given effect to the Beneficial Ownership Limitation. Information in the table below is based on information provided to us by the selling stockholder and is accurate to the best of our knowledge as of the date of this prospectus.

	Shares Beneficially Owned Before the Offering and After the Offering
Name beneficial owner	Shares Beneficially Owned Before the Offering(1)	Percentage of Shares Beneficially Owned	Number of Shares That May be Sold in the Offering	Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Armistice Capital Master Fund, Ltd.	2,142,858	60%	2,142,858	0	0%

(1) Consists of the 125,000 common shares, 1,071,429 shares issuable upon the exercise of the Common Warrants and 946,429 shares issuable upon the exercise of the Pre-Funded Warrants. All of the warrants are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The Common Warrants are subject to a beneficial ownership limitation of 4.99% and the Pre-Funded Warrants held by the Selling Stockholder are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the applicable beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitations.  The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The Selling Stockholder (the “Selling Stockholder”) of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

●	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker‑dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholder may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida.

EXPERTS

The consolidated financial statements of the Company as of  and for the years ended December 31, 2022 and 2021 appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.thermogenesis.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2023, February 6, 2023, February 27, 2023, March 10, 2023, and March 21, 2023;

●	Any other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2022; and

●	The description of our common stock in Exhibit 4.4 our Form 10-K filed on March 30, 2023, including any other amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

ThermoGenesis Holdings, Inc.

2711 Citrus Road

Rancho Cordova, CA 95742

(916) 858-5100
Attention: Corporate Secretary

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.